GOLDEN PHOENIX RESOLVES ALL REMAINING ISSUES AT CONTACT MINE; REMOVES $3.25 MILLION IN DEBT FROM BALANCE SHEET

SPARKS, NV, Jan 16, 2007 - Golden Phoenix Minerals, Inc. (OTC Bulletin Board: GPXM - News) is pleased to announce that the Company has finalized a Settlement Agreement and Mutual Release with F.W. Lewis, Inc., The Frank Lewis Revocable Living Trust, and The Sharon F. Lewis Trust, resolving a contract dispute concerning a former lease at the Contact Mine located in Elko County, Nevada.

The parties have mutually agreed to the dismissal of all complaints and the release of all claims. With resolution of the legal issues, all accrued liabilities related to the Contact Mine are extinguished, resulting in the elimination of approximately $3.25 million in current liabilities on the Golden Phoenix Balance Sheet. Results of Company operations for the fourth quarter of 2006 will include a gain on extinguishment of debt for the same amount.

The Settlement Agreement results in no dilution to the Company’s existing share capital, and no cash payments or other consideration disbursed to any party.

As a stipulation of the settlement, the Company will cancel a single certificate for 2,753,623 shares of common stock issued to F.W. Lewis, Inc. in October of 2002, in exchange for 2,753,623 replacement shares of common stock issued under Section 3(a) (10) of the of the Securities Act of 1933, as amended. The replacement shares will be equally divided between The Frank W. Lewis Revocable Living Trust and The Sharon F. Lewis Trust, a routine clerical matter that neither increases nor decreases the present number of the Company’s issued-and-outstanding shares.

The Company anticipates that it will not pay income taxes on the gain on extinguishment of debt due to the availability of a tax loss carry-forward, which at December 31, 2005, totaled approximately $25 million and which is available to offset future taxable income. Assuming a corporate income tax rate of 34%, the estimated benefit of the tax loss carry-forward at December 31, 2005, a deferred tax asset, is approximately $8.5 million. With the elimination of the $3.25 million obligation, the Company estimates that its deferred tax asset now exceeds its current liabilities. Through September 30, 2006, no benefit for the deferred tax asset had been recognized in the financial statements of the Company.

Robert Martin, Executive Vice President for Golden Phoenix, stated, “With the amicable resolution of this matter, we have put to rest the last major legacy issue that preceded our current restructuring. Combined with the July 7, 2006 resolution of International Enexco’s portion of the Contact Mine issues, Golden Phoenix has retired approximately $5.65 million in current liabilities in 2006, at no direct cost to our shareholders. We can now turn our full attention away from the past, and toward the future of Ashdown, Mineral Ridge and Northern Champion.”

Golden Phoenix Minerals, Inc. is a Nevada-based mining company committed to deliver value to its shareholders by acquiring, developing and mining superior precious and strategic metal deposits in North America using competitive business practices balanced by principles of ethical stewardship. Golden Phoenix owns the Mineral Ridge gold and silver property near Silver Peak, Nevada, the Northern Champion molybdenum mine in Ontario, Canada, and is manager/operator and majority owner and partner of the Ashdown Project LLC gold and molybdenum property in Humboldt County, Nevada.

Visit the Golden Phoenix Web site at http://www.Golden-Phoenix.com/

Forward-Looking Statements. Certain statements included herein may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. The Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of a number of factors. These risks and uncertainties, and certain other related factors, are discussed in the Company's Form 10-KSB, Form 10-QSB and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of this date and the Company assumes no obligation to update such forward- looking statements as a result of a number of factors.

CONTACT:
Golden Phoenix Minerals, Inc.
Robert Martin
Executive Vice President for Strategic Development
775/853-4919

E & E Communications
Paul Knopick
949/707-5365
pknopick@eandecommunications.com

Source: Golden Phoenix Minerals, Inc.